UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2020

FIVE STAR SENIOR LIVING INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	FVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “us,” “our” and “the Company” refer to Five Star Senior Living Inc. and its applicable subsidiaries and the term “DHC” refers to Diversified Healthcare Trust (f/k/a Senior Housing Properties Trust) and its applicable subsidiaries.

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to our previously announced transaction agreement with DHC, dated as of April 1, 2019, or the Transaction Agreement, on January 1, 2020, effective at 12:00:01 a.m., Eastern Time, we restructured our business arrangements with DHC as follows:

•	our five then existing master leases with DHC for all of the senior living communities that we leased from DHC at such time, as well as our then existing management agreements and pooling agreements with DHC for the senior living communities that we managed for DHC at such time, were terminated and replaced, or the Conversion, with new management agreements for all of these senior living communities and a related omnibus agreement, or collectively, the New Management Agreements;

•	(a) we issued to DHC 10,268,158 of our shares of common stock, or Common Shares, which, when considered together with the 423,500 Common Shares then owned by DHC, caused DHC to own approximately 33.9% of the then outstanding Common Shares, and (b) pursuant to a pro rata distribution that DHC declared on December 3, 2019 to holders of record of its common shares of beneficial interest as of December 13, 2019 of the right to receive an aggregate of approximately 51.1% of the then outstanding Common Shares, we issued to such holders, on a pro rata basis, an aggregate of 16,119,563 Common Shares, subject to cash being paid in lieu of any fractional shares (such share issuances together being referred to in this Current Report on Form 8-K as the Share Issuances), with the noted percentage ownership amounts being post-issuance, giving effect to the Share Issuances; and

•	as consideration for the Share Issuances, DHC provided us with $75 million of additional consideration, by way of its payment or assumption of $75 million in certain of our current and future working capital liabilities, pursuant to the terms of the Transaction Agreement (with DHC’s provision of such consideration to us, collectively with the Conversion and the Share Issuances, being referred to in this Current Report on Form 8-K as the Restructuring Transaction).

Also pursuant to the Transaction Agreement, we have agreed to expand our Board of Directors within six months following the Conversion to add an Independent Director (as defined in our bylaws) reasonably satisfactory to DHC.

Pursuant to the New Management Agreements, we will receive a management fee equal to 5% of the gross revenues realized at the applicable senior living communities plus reimbursement for our direct costs and expenses related to such communities, as well as an annual incentive fee equal to 15% of the amount by which the annual earnings before interest, taxes, depreciation and amortization, or EBITDA, of all communities on a combined basis exceeds the target EBITDA for all communities on a combined basis for such calendar year, provided that in no event shall the incentive fee be greater than 1.5% of the gross revenues realized at all communities on a combined basis for such calendar year.

The New Management Agreements provide for 15 year terms, subject to our right to extend for two consecutive five year terms if we achieve certain performance targets for the combined managed communities portfolio. The New Management Agreements also provide DHC with the right to terminate the New Management Agreement for any community that does not earn 90% of the target EBITDA for such community for two consecutive calendar years or in any two of three consecutive calendar years, with the measurement period commencing January 1, 2021 (and the first termination not possible until the beginning of calendar year 2023), provided DHC may not in any calendar year terminate communities representing more than 20% of the combined revenues for all communities for the calendar year prior to such termination. Pursuant to a guaranty agreement dated as of January 1, 2020, or the Guaranty, made by us in favor of DHC’s applicable subsidiaries, the Company has guaranteed the payment and performance of each of our applicable subsidiary’s obligations under the applicable New Management Agreements.

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Also on January 1, 2020, the agreement governing the $25 million line of credit that DHC extended to us pursuant to the Transaction Agreement, or the Credit Agreement, terminated in accordance with its terms. There were no borrowings outstanding under this credit facility when the Credit Agreement was terminated.

The foregoing descriptions of the Restructuring Transaction, the Transaction Agreement, the New Management Agreements and the Guaranty are qualified in their entirety by reference to the full text of the Transaction Agreement (including the forms of New Management Agreements and Guaranty attached as exhibits thereto), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Information Regarding Certain Relationships and Related Person Transactions

We were DHC’s 100% owned subsidiary until DHC distributed the Common Shares it then owned to its shareholders in 2001. DHC is currently our largest stockholder, owning, as of January 2, 2020, 10,691,658 Common Shares, or approximately 33.9% of our outstanding Common Shares. We manage most of DHC’s senior living communities and prior to the completion of Restructuring Transaction we were DHC’s largest tenant and a manager of DHC’s senior living communities. The RMR Group LLC, or RMR LLC, provides management services to both us and DHC. The RMR Group Inc. is the managing member of RMR LLC. Prior to the Share Issuances, ABP Acquisition LLC, a subsidiary of ABP Trust, the controlling shareholder of The RMR Group Inc., was our largest stockholder, owning approximately 34.9% of our then outstanding Common Shares. As a result of the Share Issuances, ABP Acquisition LLC and ABP Trust currently collectively own approximately 6.3% of our outstanding Common Shares. Adam D. Portnoy, the Chair of our Board of Directors and one of our Managing Directors, is the sole trustee, an officer and the controlling shareholder of ABP Trust and the chair of the board of trustees and a managing trustee of DHC. Our Secretary also serves as the other managing trustee of DHC. Our President and Chief Executive Officer and Executive Vice President, Chief Financial Officer and Treasurer are also officers and employees of RMR LLC.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2018, or our Annual Report, including Notes 9, 13 and 14 to our consolidated financial statements included in our Annual Report, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, or our Quarterly Report, including Notes 9, 10 and 11 to our consolidated financial statements included in our Quarterly Report and the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report and our Quarterly Report, and our other filings with the Securities and Exchange Commission, or the SEC. In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise as a result of these and other such relationships and related person transactions. Our filings with the SEC and copies of certain of our agreements with these related parties, including our prior master leases, management agreements and pooling agreements with DHC, are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Item 1.02. Termination of a Material Definitive Agreement.

The information under “Item 1.01. Entry into a Material Definitive Agreement.” is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information under “Item 1.01. Entry into a Material Definitive Agreement.” is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transaction Agreement, dated as of April 1, 2019, between the Company and Diversified Healthcare Trust (f/k/a Senior Housing Properties Trust). (Incorporated by reference to the Company’s Current Report on Form 8-K dated April 1, 2019.)

104	Cover Page lnteractive Data File. (Embedded within the Inline XBRL document.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR SENIOR LIVING INC.

By:	/s/ Jeffrey C. Leer
Name:	Jeffrey C. Leer
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

Dated: January 2, 2020